CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 13, 2011, on the financial statements of American Scientific Resources, Incorporated, which report appears in the prospectus dated June 14, 2011.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
June 14, 2011